Exhibit 10.13.1

LEASE AMENDMENT

Global Finance & Investment Co., Inc.

2623 2nd Avenue

Seattle, WA 98121

This amendment shall be effective as of December 1, 2005, and shall modify that certain Lease dated May 1, 2005 (the “Lease”), by and between Global Finance & Investment Co., Inc. (“Landlord”) and Nighthawk Radiology Services, LLC (“Tenant”). Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Lease.

For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1.	PREMISES: Section 1 of the Lease is hereby deleted and replaced in its entirety with the following:

“1. Premises to be Leased. Landlord agrees to Lease to Tenant the premises known as and located at the following address:

Coeur d’Alene North Building

Commercial Space 201, 202, 203, 205, 206, 207 & 210

250 Northwest Blvd.

Coeur d’Alene, ID 83014

2.	TERM OF LEASE: Section 2 of the Lease is hereby deleted and replaced in its entirety with the following:

“2. Term of Lease. This Lease shall begin at 12:01 a.m. on December 1, 2005 and end on September 30, 2006 at 12:00 p.m. During the term of the Lease, Tenant shall pay Fourteen Thousand Two Hundred Dollars and zero cents ($14,200.00) per month during the Lease all as rent to the Landlord. Rent shall be due on the first day of each month through the term of this Lease.”

3.	TERMINATION: Section 11 of the Lease is hereby terminated and replaced in its entirety with the following:

“11. Termination. Tenant must give Landlord four (4) months notice prior to vacating Suite 201, 202, 203, 205, 206, 207 & 210. Therefore, notice must be given on or before May 31, 2006 if Tenant intends to vacate premises on September 30, 2006. If Tenant gives notice to vacate after May 31, 2006, the ending term of the Lease shall be the later of September 30, 2006 or four (4) months after written Tenant notice to vacate is received by Landlord.

4.	All other terms, conditions, and covenants of the Lease shall remain and are hereby reaffirmed.

By: /s/ Gary Lundgren	dated	November 9, 2005
Gary Lundgren-LANDLORD

By: /s/ Paul Cartee	dated	November 9, 2005
Nighthawk Radiology-TENANT